Exhibit 4.1
Form SB-2
Skypath Networks, Inc.



                INCORPORATED UNDER THE LAWS OF THE STATE OF  DELAWARE

   NUMBER                                            SHARES
                           idi

                             SKYPATH NEWTORKS, INC.
         20,000,000 AUTHORIZED SHARES   $.001 PAR VALUE   NON-ASSESSABLE

  This Certifies that

  is the record holder of

shares of SKYPATH NETWROKS, INC. Common Stock transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                        SKYPATH NETWORKS, INC.

         CORPORATE SEAL
                                        STATE OF DELAWARE

                                        /s/ David R. Paolo
                                            President

                                        /s/ Bradley Vogltance
                                            Secretary

                                      E-47